Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Group, Inc. Sets Date For Combined 2020/2019 Annual Meeting of Stockholders

WESTON, FL – June 19, 2019 – Monaker Group, Inc. (NASDAQ: MKGI), a technology leader in the travel and vacation rental markets, today announced that it had scheduled its combined 2020/2019 Annual Meeting of Stockholders to be held on Thursday, August 15, 2019 at 2:00 P.M. local time at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331.

The record date for determination of stockholders entitled to vote at the meeting, and any adjournment thereof, is planned to be set on or around the close of business on June 20, 2019 (the “Record Date”). More information regarding the Company's Combined 2020/2019 Annual Meeting of Stockholders will be disclosed in the Company's preliminary proxy statement which the Company plans to file with the Securities and Exchange Commission on or around June 27, 2019. To be timely, pursuant to the Company's Bylaws, as amended, and Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any notice of business or nominations with respect to the Combined 2020/2019 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331, Attention: Corporate Secretary by no later than 5:00 p.m., Eastern Time, on June 26, 2019. Any such stockholder proposal must be submitted and must comply with the applicable rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the Company's Bylaws, as amended.

Additional Information and Where to Find It

As noted above, in connection with the Annual Meeting, the Company will file with the Securities and Exchange Commission (the “SEC” a proxy statement and other relevant documents. It is anticipated that a Notice of Internet Availability of Proxy Materials (“Notice”) relating to the Annual Meeting will be mailed to each stockholder registered in the share register of the Company as of the close of business on the Record Date (provided the Company may alternatively, in its discretion, mail each stockholder a form of the proxy and the Company's latest annual report). Instructions on how to access the proxy materials over the Internet or request a printed set of proxy materials will be provided in the Notice. The Notice (or proxy, if the proxy is mailed) also will provide instructions on how to submit a proxy over the Internet or via mail.

This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the Annual Meeting because they will contain important information about the Annual Meeting. The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company's stockholders in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, you can find information about the Company's executive officers and directors in the aforementioned proxy statement.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC's website at www.sec.gov. In addition, investors may obtain a free copy of the Company's filings with the SEC by directing a request to: 2893 Executive Park Drive, Suite 201, Weston, Florida 33331, Attention: Corporate Secretary.

About Monaker Group

Monaker Group, Inc., is a technology-driven travel company focused on delivering innovation to the alternative lodging rental (ALR) market. The Monaker Booking Engine (MBE) provides access to more than 2.6 million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. MBE offers travel distributors and agencies an industry first: a customizable, instant-booking platform for alternative lodging. For more about Monaker Group, visit www.monakergroup.com.

SOURCE: Monaker Group, Inc.